EXHIBIT 10.4

                                    GUARANTY

DATE:      July 25, 2006

DEBTOR: OLDHAM GROUP, INC.

CREDITOR: B. G. DAVIS

GUARANTOR: JAMES D. OLDHAM, III
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RECITALS:

     A. The Guarantor is a primary shareholder of the Debtor.

     B. The Creditor and the Debtor have entered into a Stock Purchase Agreement dated July 25, 2006 (Sale Agreement) under which the Creditor has agreed to sell 386,800,000 shares of the common stock of E'Prime Aerospace Corporation to the Debtor. In connection with that sale, the Debtor is to give the Creditor a promissory note of the Debtor in the principal amount of Two Million and No/100 Dollars ($2,000,000.00) (Promissory Note). It is a condition of the closing of that sale that the Guarantor guaranty payment of the Promissory Note and other obligations of the Debtor to the Creditor.

     C. The purchase by the Debtor from the Creditor will benefit the Guarantor as a primary shareholder of the Debtor, and the Guarantor is willing to guaranty the Promissory Note and other obligations of Debtor as provided in this Guaranty.


AGREEMENTS:

SECTION 1.  GUARANTY

     The Guarantor absolutely and unconditionally guarantees to the Creditor the full and prompt payment by the Debtor of the Promissory Note, together with interest thereon, as well as each and every obligation under the terms of the Sale Agreement and documents executed by the Debtor in connection with the Sale Agreement, in the same manner and with like effect as if the Guarantor were a principal party to such Promissory Note and Sale Agreement, including but not limited to, all costs and expenses, including attorney's fees, incurred by the Creditor in connection with the collection of the Promissory Note or other obligation of the Debtor or with the collection or sale of any collateral.


SECTION 2.  NATURE OF UNDERTAKING

     The liability of the Guarantor under this Guaranty shall be absolute, continuing, irrevocable, and unconditional. The Guarantor intends to guaranty, at all times, the payment or performance of all of the obligations due to the Creditor under the Promissory Note and the Sale Agreement. No payments made upon the obligations due to the Creditor shall be held to discharge or diminish the liability of the Guarantor for any and all remaining or succeeding obligations due to the Creditor. All obligations which the Guarantor undertakes to pay hereunder shall be paid in lawful money of the United States of America.



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SECTION 3.  DURATION OF UNDERTAKING

     This Guaranty shall take effect upon receipt by the Creditor without the necessity of any acceptance by the Creditor, and shall continue in full force and effect until payment in full to the Creditor of the amounts, including both principal and interest, due to the Creditor under the Promissory Note shall have been made and payment or performance in full or all obligations due to the Creditor by the Debtor under the terms of the Sale Agreement shall have been made and payment or performance in full of all obligations due to the Creditor by the Guarantor under the terms of this Guaranty shall have been made.


SECTION 4.  DEALINGS WITH DEBTOR

     The Guarantor authorizes the Creditor to deal with the Debtor and the Debtor's sureties, endorsers, and other guarantors, in any manner in which the Creditor sees fit in connection with any obligations or indebtedness of the Debtor to the Creditor, without any further consent or authorization from the Guarantor being necessary. Specifically, but without limiting the power of the Creditor, the Creditor may extend the time for payment of any indebtedness of the Debtor; the Creditor may release or agree not to sue the Debtor's sureties, endorsers, or other guarantors on any terms the Creditor chooses; the Creditor may sue or fail to sue the Debtor upon any overdue indebtedness or may realize or neglect to realize upon any collateral held in connection therewith; all of the foregoing without the necessity of any consent from the Guarantor and without affecting the Guarantor's liability under this Guaranty.


SECTION 5.  RIGHTS AGAINST GUARANTOR

     Except to the extent that the Creditor is required to give notice of default to the Guarantor pursuant to the Sale Agreement, the Guarantor hereby expressly waives presentment, protest, demand, or notice of any kind, including notice of nonpayment of any of the Debtor's indebtedness or of any collateral thereto and notice of any action or non-action on the part of the Debtor, the Guarantor, or any surety, endorser, or other guarantor. Upon the occurrence of any default under the terms of the Promissory Note or the Sale Agreement and a failure by the Debtor or the Guarantor to cure the same within any applicable notice period, the Creditor shall then and there be entitled to immediate payment by the Guarantor of the full amount of the indebtedness and obligations due to the Creditor under the Promissory Note and Sale Agreement, and the Creditor shall, in the Creditor's sole discretion, have the right to proceed first and directly against the Guarantor to collect such amount under this Guaranty without first proceeding against the Debtor, or any surety, endorser, or other guarantor and without foreclosing upon or selling or otherwise disposing of any collateral the Creditor may have as security for any of the Debtor's indebtedness. Failure of the Creditor to assert the Creditor's rights immediately to payment or so to proceed shall not relieve the Guarantor of the Guarantor's obligations under this Guaranty or in any sense constitute a waiver. The Creditor shall have the right to demand and collect from the Guarantor all or any portion of the Debtor's indebtedness and obligations guaranteed hereunder and failure of the Creditor at any time to demand from the Guarantor or to proceed to collect from the Guarantor the full amount of such indebtedness from the Guarantor shall not preclude the Creditor from later demanding or proceeding to collect from the Guarantor any remaining indebtedness covered by this



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Guaranty.  In any action or suit against the Guarantor to enforce this Guaranty, the Creditor shall be entitled to recover from the Guarantor, in addition to costs and disbursements allowed by law, a reasonable amount for the Creditor's attorney's fees in such action or suit.


SECTION 6.  ELECTION OF REMEDIES

     Upon the occurrence of a default under the terms of the Promissory Note or Sale Agreement and a failure by the Debtor or the Guarantor to cure the same within any applicable notice period, the Creditor may elect to enforce this Guaranty, proceed against any collateral held or pursue any other available remedy in any order or manner as the Creditor may, in the Creditor's sole discretion, elect. If the Creditor elects to sell or otherwise dispose of any collateral and if the amount realized by the Creditor upon such sale or disposition is insufficient to fully satisfy the obligations and indebtedness guaranteed in this Guaranty, the Creditor shall be entitled to recover the deficiency from the Guarantor even if the Creditor could not recover such deficiency from the Debtor.


SECTION 7.  SUBORDINATION OF GUARANTOR'S RIGHTS AGAINST DEBTOR

     The Guarantor agrees that the indebtedness and obligations of the Debtor to the Creditor guaranteed under this Guaranty shall be, and the same hereby are, declared to be prior to any claim that the Guarantor may now have or hereafter acquire against the Debtor, whether or not the Debtor becomes insolvent, and the Guarantor shall and does expressly subordinate any such claim the Guarantor may have against the Debtor, upon any account whatsoever, to any claim that the Creditor may now or hereafter have against the Debtor as a result of the indebtedness and obligations guaranteed in this Guaranty. In the event of insolvency and consequent liquidation of the assets of the Debtor, the assets of the Debtor applicable to the payment of the claims of both the Creditor and the Guarantor shall be paid to the Creditor and shall be first applied by the Creditor to the indebtedness and obligations guaranteed under this Guaranty. The Guarantor hereby assigns to the Creditor all claims that the Guarantor may have or acquire against the Debtor or any assignee or trustee in bankruptcy of the Debtor; provided, that such assignment shall be effective only for the purpose of assuring to the Creditor full payment of all indebtedness and obligations guaranteed under this Guaranty.


SECTION 8.  SUBSTITUTE PERFORMANCE

     The Creditor hereby agrees to accept performance by the Guarantor of any obligation of the Debtor pursuant to the Promissory Note and Sale Agreement, and prior to any default, prior to the lapse of any period for the cure of default, or subsequent to default (but not otherwise than as required by reason of such default) as if such performance were tendered by the Debtor.


SECTION 9.  MISCELLANEOUS PROVISIONS

     9.1 Binding Effect. The provisions of this Guaranty shall be binding upon and inure to the benefit of the heirs, personal representatives, successors, and assigns of the parties.



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     9.2 Litigation Expense. In the event of a default under this Guaranty,  the
Guarantor shall reimburse the Creditor for all costs and expenses reasonably incurred by the Creditor in connection with the default, including without limitation attorney's fees.

     9.3 Waiver. No waiver of any provision of this Guaranty shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     9.4 Applicable Law. This Guaranty shall be governed by and shall be construed in accordance with the laws of the state of Florida.

     9.5 Partial Invalidity. If any term, provision, stipulation, sentence, clause or word in this Guaranty shall be held unenforceable or invalid, such unenforceability or invalidity shall not affect the enforceability or validity of any other portion of this Guaranty.

     Dated effective the 25th day of July, 2006.


                                        /s/ James D. Oldham, III
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                                     JAMES D. OLDHAM, III, personally
















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